Exhibit 99.1

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2022

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Profit or Loss	3

Consolidated Statements of Equity	4-6

Consolidated Statements of Cash Flows	6-7

Notes to Interim Consolidated Financial Statements	8-14

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PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,		December 31,
	2022	2021	2021
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$98,439	$126,382	$83,215
Financial assets at fair value through profit or loss	84,504	99,017	112,096
Rents and other receivables, net	6,209	6,203	5,493
Prepaid expenses and other assets	4,368	3,567	4,575
Due from affiliate	1,792	—	7,039
Restricted cash	25,410	2,556	2,446
	220,722	237,725	214,864
Investment property held for sale	—	150,500	—
	220,722	388,225	214,864
NON-CURRENT ASSETS
Investment properties	1,554,783	1,414,888	1,524,989
Property plant and equipment - hotels, net	132,014	134,770	133,512
Goodwill	13,534	16,342	13,534
Investment in joint ventures	247,957	216,995	208,879
Restricted cash	36,996	23,229	18,812
	1,985,284	1,806,224	1,899,726
Total assets	$2,206,006	$2,194,449	$2,114,590
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable, net	$225,265	$145,565	$223,350
Debentures, net	—	97,864	—
Accounts payable and accrued liabilities	23,080	25,057	22,666
Due to affiliates	12,519	1,477	2,079
Other liabilities	17,148	30,086	25,756
Lease obligation	360	360	360
Series A Cumulative Convertible Redeemable Preferred Stock	15,233	15,233	15,233
	293,605	315,642	289,444
Note payable related to property held for sale, net	—	98,066	—
	293,605	413,708	289,444
LONG-TERM LIABILITIES
Notes payable, net	499,128	609,464	516,826
Debentures, net	315,634	171,197	258,773
Lease obligation	9,043	8,958	9,000
Rental security deposits	6,057	6,810	5,895
Other liabilities	17,000	—	—
	846,862	796,429	790,494
Total liabilities	1,140,467	1,210,137	1,079,938
EQUITY
Owner's net equity	1,042,725	949,057	1,008,076
Non-controlling interests	22,814	35,255	26,576
Total equity	1,065,539	984,312	1,034,652
Total liabilities and equity	$2,206,006	$2,194,449	$2,114,590

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2022	2021	2022	2021	2021
	Unaudited				Audited
	U.S. dollars in thousands
Revenues and other income:
Rental income	$53,710	$60,521	$26,751	$30,346	$115,037
Tenant reimbursements	6,204	6,705	3,035	3,435	12,323
Hotel revenues	18,771	12,424	12,854	9,849	30,806
Other operating income	817	1,173	420	620	1,937
Total revenues and other income	79,502	80,823	43,060	44,250	160,103

Expenses:
Operating, maintenance, and management fees	(21,444)	(22,471)	(10,971)	(11,289)	(45,833)
Real estate taxes and insurance	(10,103)	(10,688)	(5,079)	(5,399)	(20,768)
Hotel expenses	(12,109)	(9,231)	(6,998)	(5,841)	(20,990)
Total expenses	(43,656)	(42,390)	(23,048)	(22,529)	(87,591)
Gross profit	35,846	38,433	20,012	21,721	72,512

Fair value adjustment of investment properties, net	27,455	(6,822)	17,318	(15,456)	87,999
Depreciation	(1,587)	(1,525)	(797)	(787)	(3,102)
Equity in income (loss) of unconsolidated joint ventures	17,147	(3,002)	18,303	57	(17,631)
Asset management fees to affiliate	(6,315)	(7,380)	(3,188)	(3,528)	(14,012)
Impairment charges on goodwill	—	—	—	—	(2,808)
General and administrative expenses	(2,914)	(2,134)	(1,578)	(1,495)	(4,777)
Operating profit	69,632	17,570	50,070	512	118,181

Transaction and related costs	(108)	—	—	—	(397)
Finance income	94	94	48	49	194
Finance (loss) income from financial assets at fair value through profit or (loss)	(24,416)	19,058	(19,282)	5,552	38,289
Finance expenses	(21,061)	(21,072)	(11,307)	(10,909)	(41,422)
Gain (loss) on extinguishment of debt	2,367	13	—	13	(4,757)
Foreign currency transaction adjustments, net	31,097	2,839	23,832	(5,507)	(7,445)
Net income (loss)	$57,605	$18,502	$43,361	$(10,290)	$102,643

Net income (loss) attributable to owner	$54,649	$19,287	$41,373	$(10,425)	$106,863
Net income (loss) attributable to non-controlling interests	2,956	(785)	1,988	135	(4,220)
Net income (loss)	$57,605	$18,502	$43,361	$(10,290)	$102,643
Total comprehensive income	$57,605	$18,502	$43,361	$(10,290)	$102,643

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at January 1, 2022	$693,554	$271,448	$43,074	$1,008,076	$26,576	$1,034,652
Net income	—	54,649	—	54,649	2,956	57,605
Total comprehensive income	—	54,649	—	54,649	2,956	57,605
Distribution declared to Owner	—	(20,000)	—	(20,000)	—	(20,000)
Reclassification of redeemable non-controlling interest to liability	—	—	—	—	(6,687)	(6,687)
Non-controlling interest distribution	—	—	—	—	(31)	(31)
Balance at June 30, 2022	$693,554	$306,097	$43,074	$1,042,725	$22,814	$1,065,539

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at January 1, 2021	$693,554	$194,585	$41,631	$929,770	$35,877	$965,647
Net income (loss)	—	19,287	—	19,287	(785)	18,502
Total comprehensive income (loss)	—	19,287	—	19,287	(785)	18,502
Non-controlling interest contributions	—	—	—	—	163	163
Balance at June 30, 2021	$693,554	$213,872	$41,631	$949,057	$35,255	$984,312

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at April 1, 2022	$693,554	$264,724	$43,074	$1,001,352	$27,544	$1,028,896
Net income	—	41,373	—	41,373	1,988	43,361
Total comprehensive income	—	41,373	—	41,373	1,988	43,361
Reclassification of redeemable non-controlling interest to liability	—	—	—	—	(6,687)	(6,687)
Non-controlling interest distribution	—	—	—	—	(31)	(31)
Balance at June 30, 2022	$693,554	$306,097	$43,074	$1,042,725	$22,814	$1,065,539

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at April 1, 2021	$693,554	$224,297	$41,631	$959,482	$34,977	$994,459
Net (loss) income	—	(10,425)	—	(10,425)	135	(10,290)
Total comprehensive (loss) income	—	(10,425)	—	(10,425)	135	(10,290)
Non-controlling interest contributions	—	—	—	—	143	143
Balance at June 30, 2021	$693,554	$213,872	$41,631	$949,057	$35,255	$984,312

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited
	U.S. dollars in thousands
Balance at December 31, 2020	$693,554	$194,585	$41,631	$929,770	$35,877	$965,647
Net income (loss)	—	106,863	—	106,863	(4,220)	102,643
Total comprehensive income (loss)	—	106,863	—	106,863	(4,220)	102,643
Distribution to Owner	—	(30,000)	—	(30,000)	—	(30,000)
Non-controlling interests contributions	—	—	—	—	183	183
Non-controlling interests buyout	—	—	1,443	1,443	(5,264)	(3,821)
Balance at December 31, 2021	$693,554	$271,448	$43,074	$1,008,076	$26,576	$1,034,652

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2022	2021	2022	2021	2021
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net income (loss)	$57,605	$18,502	$43,361	$(10,290)	$102,643
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in (income) loss of unconsolidated joint ventures	(17,147)	3,002	(18,303)	(57)	17,631
Fair value adjustment on investment properties, net	(27,455)	6,822	(17,318)	15,456	(87,999)
Depreciation	1,587	1,525	797	787	3,102
Impairment charges on goodwill	—	—	—	—	2,808
Transaction and related costs	108	—	—	—	397
(Gain) loss on extinguishment of debt	(2,367)	(13)	—	(13)	4,757
Deferred rent	(1,501)	(1,378)	(450)	(167)	(2,230)
Credit loss on financial assets	1,227	1,697	630	947	3,317
Financing expense	21,061	21,072	11,307	10,885	41,422
Financing income	(94)	(94)	(48)	(49)	(194)
Finance loss (income) from financial assets at fair value through profit or loss	24,416	(19,058)	19,282	(5,552)	(38,289)
Foreign currency transaction (gain) loss, net	(31,097)	(2,839)	(23,832)	5,507	7,445
	26,343	29,238	15,426	17,454	54,810
Changes in assets and liabilities:
Restricted cash	(3,688)	(1,274)	(1,352)	(2,066)	(885)
Rents and other receivables	(3,941)	(1,383)	(3,351)	(1,440)	(80)
Prepaid expenses and other assets	592	(65)	1,965	1,668	(1,068)
Accounts payable and accrued liabilities	695	(1,431)	1,333	2,325	(646)
Rental security deposits	162	1,091	(727)	1,028	176
Due to affiliates	3,753	(1,604)	1,774	(3,856)	(966)
Other liabilities	(2,216)	(522)	699	(577)	635
Lease incentive additions	127	900	(55)	1,384	1,014
	(4,516)	(4,288)	286	(1,534)	(1,820)
Net cash provided by operating activities	21,827	24,950	15,712	15,920	52,990
Cash Flows from Investing Activities:
Acquisitions of investment properties	—	(4,117)	—	(2,080)	(4,818)
Improvements to investment properties	(11,353)	(9,256)	(5,100)	(4,467)	(21,705)
Proceeds from sales of investment properties, net	9,528	49,662	60	49,496	194,711
Additions to property plant and equipment - hotels	(89)	(33)	(32)	(27)	(352)
Investment in unconsolidated joint venture, net	(21,931)	(4,026)	(20,431)	(2,846)	(10,555)
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	—	14,439	(142)	—	14,439
Purchase of interest rate cap	(506)	(18)	—	—	(18)
Proceeds from disposition of foreign currency collars	—	—	—	—	1,198
Finance income received	94	95	49	49	193
Dividend income received from financial assets at fair value through profit or loss	5,074	3,688	479	745	7,629
Funding for development obligations	(4,025)	—	(4,025)	—	(4,427)
Proceeds from advances due from affiliates, net	5,247	—	6,448	—	(7,039)
Restricted cash used (deposited) for capital expenditures	1,308	(4,052)	—	15	—
Net cash (used in) provided by investing activities	(16,653)	46,382	(22,694)	40,885	169,256

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2022	2021	2022	2021	2021
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	$145,104	$157,246	91,346	$60,121	$358,931
Principal payments on notes and bond payable	(70,685)	(131,672)	(6,549)	(70,372)	(473,133)
Payments of deferred financing costs	(2,829)	(2,133)	(1,968)	(1,079)	(8,463)
Interest paid	(16,121)	(17,968)	(4,999)	(6,520)	(35,066)
(Contribution) release of restricted cash for debt service obligations	(22,917)	(358)	(20,417)	—	943
Non-controlling interests (distribution) contributions, net	(31)	163	(31)	143	183
Non-controlling interests buyout	—	—	—	—	(3,819)
Dividends to Owner	(20,000)	(11,758)	(8,750)	(10,608)	(41,758)
Proceeds from notes payable from others, net	—	2,367	—	—	2,367
Net cash provided by (used in) financing activities	12,521	(4,113)	48,632	(28,315)	(199,815)
Effect of exchange rate changes on cash and cash equivalents	(2,471)	(224)	(2,335)	1,411	1,397
Net increase in cash and cash equivalents	15,224	66,995	39,315	29,901	23,828
Cash and cash equivalents, beginning of period	83,215	59,387	59,124	98,481	59,387
Cash and cash equivalents, end of period	$98,439	$126,382	$98,439	$128,382	$83,215

Supplemental Disclosure of Noncash Activities:

Accrual improvements to real estate	$3,262	$6,075	$3,262	$6,075	$2,660

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL INFORMATION

These financial statements have been prepared in a condensed format as of June 30, 2022 and for the three and six months period then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2021 and for the year then ended and the accompanying notes ("annual financial statements").

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate equity securities. The Company has three reporting segments: 1) strategic opportunistic properties 2) single-family homes and 3) hotels.

COVID-19 has significantly disrupted economic markets and impacted commercial activity worldwide, including the US, and the prolonged economic impact is uncertain. Because the Company’s property investments are located in the United States, COVID-19 has had an impact to our properties and operating results, including reduced occupancy, as well as increased the cost of operation. Customers and potential customers of the properties could be affected by the disruption caused by COVID-19.

As of June 30, 2022, the Company owned eight office properties, one office portfolio consisting of two office buildings and 14 acres of undeveloped land, encompassing, in the aggregate, approximately 3.2 million rentable square feet. As of June 30, 2022, these properties were 72% occupied. In addition, the Company owned one residential home portfolio consisting of 1,815 single-family homes and encompassing approximately 2.5 million rental square feet and two apartment properties, containing 609 units and encompassing approximately 0.5 million rentable square feet, which were 92% and 92% occupied, respectively as of June 30, 2022. As of June 30, 2022, the Company also owned two hotel properties with an aggregate of 649 rooms and three investments in undeveloped land with approximately 800 developable acres and one office/retail development property.

Generally, the composition of the Company’s investments is such that declining interest rates will increase net income, while rising interest rates will decrease net income. Recently, interest rates have remained at relatively low levels on a historical basis and the Federal Reserve maintained the federal funds target range at 0.0% to 0.25% for much of 2021. However, in March 2022, the U.S. Federal Reserve approved a 0.25% rate increase and additionally approved 0.75% rate increases in both June and July 2022. The U.S. Federal Reserve has indicated that it foresees further increases in interest rates throughout the year and into 2023 and 2024, considering the current inflationary environment. The Company does not expect the rising interest rates to have a material impact on its financial statements.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation of the interim consolidated financial statements:

The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 3:    INVESTMENT IN JOINT VENTURES

As of June 30, 2022, the Company’s investments in unconsolidated entities were composed of the following (dollars in thousands):

	Number of Properties as of June 30, 2022			Investment Balance as of
Joint Venture		Location	Ownership %	June 30, 2022
110 William Joint Venture	1	New York, New York	60.0%	$85,058
353 Sacramento Joint Venture	1	San Francisco, California	55.0%	84,714
Pacific Oak Opportunity Zone Fund I	3	Various	46.0%	27,356
PORT II OP LP (1)	588	Various	94.2%	50,829
				$247,957
(1)    In July 2022, the Company made a tender offer to purchase 76,735 of Pacific Oak Residential Trust II, Inc. ("PORT II") common stock held by unrelated parties for a price of $14.66 per share. The purchase triggered a change in power and economics for the Company such that it becomes the sole owner of the common interests of PORT II. See Note 7 for further details.

The Company does not attach the financial statements of its joint ventures since their reports are insignificant to the Company's financial statements.

NOTE 4:    FINANCIAL INSTRUMENTS

The fair value of non-current notes payables as of June 30, 2022 and December 31, 2021. The fair value of the debentures payable as of June 30, 2022 and December 31, 2021 was approximately $314.5 million (1.2 billion NIS) and $274.7 million (844.1 million NIS).

The Series B Debentures contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of June 30, 2022, the Company was in compliance with all covenants under the deed of trust of the Series B Debentures; (i) Consolidated Equity Capital of the Company as of June 30, 2022 was $1.1 billion; (ii) the Net Adjusted Debt to Net Adjusted Cap was 51%; (iii) the Adjusted NOI was $86.0 million for the trailing twelve months ended June 30, 2022; and (iv) the consolidated scope of projects was $0 as of June 30, 2022.
As of June 30, 2022, the Company had a working capital shortfall amounting to $72.9 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to refinance loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of the Company’s properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company's board of directors does not view the working capital shortfall as a liquidity problem.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 4:    FINANCIAL INSTRUMENTS (Cont.)
The Company's investments in real estate equity securities are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Unrealized gains and losses are reported in finance (loss) income from financial assets at fair value through profit or loss.

NOTE 5:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the three and six months ended June 30, 2022 and 2021 and as of and the year ended December 31, 2021 is as follows (in thousands):

	June 30, 2022
	Unaudited
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total

Investment properties (Including held for sale)	$1,255,253	$299,530	$—	$1,554,783
Property plant and equipment - hotels, net	$—	$—	$132,014	$132,014
Total assets	$1,689,318	$365,175	$151,513	$2,206,006
Total liabilities	$910,108	$146,272	$84,087	$1,140,467

	Six months ended June 30, 2022
	Unaudited
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total
Total revenues and other income	$48,855	$11,876	$18,771	$79,502
Gross profit	$23,653	$5,531	$6,662	$35,846
Finance expenses	$14,795	$3,383	$2,883	$21,061

	Three months ended June 30, 2022
	Unaudited
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total
Total revenues and other income	$24,238	$5,968	$12,854	$43,060
Gross profit	$11,418	$2,738	$5,856	$20,012
Finance expenses	$8,001	$1,873	$1,433	$11,307

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:    SEGMENT INFORMATION (cont.)

	June 30, 2021
	Unaudited
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total

Investment properties (Including held for sale)	$1,341,912	$223,476	$—	$1,565,388
Property plant and equipment - hotels, net	$—	$—	$134,770	$134,770
Total assets	$1,801,316	$243,246	$149,887	$2,194,449
Total liabilities	$980,811	$140,100	$89,226	$1,210,137

	Six months ended June 30, 2021
	Unaudited
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total
Total revenues and other income	$57,278	$11,121	$12,424	$80,823
Gross profit	$29,906	$5,334	$3,193	$38,433
Finance expenses	$14,644	$3,448	$2,980	$21,072

	Three months ended June 30, 2021
	Unaudited
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total
Total revenues and other income	$28,752	$5,649	$9,849	$44,250
Gross profit	$14,944	$2,769	$4,008	$21,721
Finance expenses	$7,527	$1,882	$1,500	$10,909

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:    SEGMENT INFORMATION (cont.)

	December 31, 2021
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total

Investment properties	$1,272,138	$252,851	$—	$1,524,989
Property plant and equipment - hotels, net	$—	$—	$133,512	$133,512
Total assets	$1,666,098	$292,778	$155,714	$2,114,590
Total liabilities	$853,028	$140,205	$86,705	$1,079,938

	Year ended December 31, 2021
	Strategic Opportunistic Properties	Single-Family Homes	Hotel	Total
Total revenues and other income	$106,645	$22,652	$30,806	$160,103
Gross profit (loss)	$51,876	$10,820	$9,816	$72,512
Finance expenses	$28,934	$6,544	$5,944	$41,422

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Crown Pointe Mortgage Loan Refinancing

On March 24, 2022, the Company refinanced the Crown Pointe Mortgage Loan with an unaffiliated lender for $53.8 million with a contractual rate of 2.30% plus a floating rate and an initial maturity date of April 1, 2025.

Georgia 400 Mortgage Loan Deposit

On April 4, 2022, the Company paid a deposit of $20.4 million to the lender of the Georgia 400 Center Mortgage Loan as a result of being out of compliance with the debt service coverage requirement and required a cash sweep.

Additional Series B Debentures Issuance

On May 2, 2022, the Company raised approximately $95.3 million (approximately 320.4 million Israeli new Shekels at a price of 0.96 for every 1) of additional Series B Debentures to Israeli investors pursuant to a private offering registered with the Israel Securities Authority. The Series B Debentures would be identical in the terms and pari passu to the existing bonds.
110 William Notice of Default

On June 16, 2022, the Company received a notice from the lender stating that the non-repayment of the 110 William Joint Venture loan constitutes a default under the loan agreements. Loan extension negotiations between the Company, its joint venture partner, and lenders are ongoing as of the date of filing of this report.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

Dividend Approval

During the six months ended June 30, 2022, the Company declared and paid a distribution of dividend in the amount of $20.0 million to the Owner.

Real Estate Sale - Greenway Buildings

On January 24, 2022, the Company, through an indirect wholly owned subsidiary, sold two office buildings related to the Richardson Portfolio and containing 141,950 rentable square feet in Richardson, Texas (“Greenway Buildings”) to a purchaser unaffiliated with the Company or to Pacific Oak Capital Advisor, LLC, the Company’s advisor, for $11.0 million, before closing costs and credits. The fair value of the Greenway Buildings as of the disposition date was $14.4 million and the sale resulted in a $3.9 million loss recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss. In connection with the sale of the Greenway Buildings, the Company repaid $9.1 million of the outstanding principal balance due under the mortgage loan secured by the Greenway Buildings.

Real Estate Purchase and Sale Contract - Park Highlands Land

On November 11, 2021, the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement, as amended, to sell 238 developable acres of undeveloped land located in North Las Vegas, Nevada (“Park Highlands”) for gross sales proceeds of approximately $123.9 million, before closing costs and credits. The due diligence period expired on February 23, 2022 and the buyer’s deposit of $13.5 million is no longer refundable and is recognized as restricted cash on the consolidated statements of financial position within Restricted cash. This deposit is held in an escrow account and will become available once the sale is completed. Actions are required by the Company to complete the planned sale.

On March 10, 2022 the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement, as amended, to sell 77 developable acres of undeveloped land located in North Las Vegas, Nevada (“Park Highlands”) for gross sales proceeds of approximately $52.9 million, before closing costs and credits. The due diligence period expired on May 31, 2022 and the buyer’s deposit of $3.5 million is no longer refundable and is recognized as restricted cash on the consolidated statements of financial position within Restricted cash. This deposit is held in an escrow account and will become available once the sale is completed. Actions are required by the Company to complete the planned sale.

On June 22, 2022, the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement, to sell 67 developable acres of undeveloped land located in North Las Vegas, Nevada for gross sales proceeds of approximately $55.0 million, before closing costs and credits. The due diligence period expires on October 20, 2022 and the buyer’s deposit of $3.0 million will no longer be refundable and will be recognized as restricted cash on the consolidated statements of financial position within Restricted cash. This deposit is held in an escrow account and will become available once the sale is completed. Actions are required by the Company to complete the planned sale.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

PORT Non-controlling Interest

On June 24, 2022, the Owner’s board of directors authorized and approved the redemption of the 510,816 Special Common Units of PORT OP LP, a consolidated subsidiary of the Company (“PORT OP”), representing approximately 3.20% interest, held by BPT Holdings, LLC, a subsidiary of the Company's advisor, for a price of $13.09 per unit. The Special Common Units are included as due to affiliates on the consolidated statements of financial position due to this being a cash-settled transaction and the purchase value was recognized as the fair value. In July 2022, the transaction closed for consideration of approximately $6.7 million and immediately following, the Company owned 100% of PORT OP.

NOTE 7:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

PORT II Reconsideration

On July 1, 2022, the Company, through PORT OP, made a tender offer to purchase 76,735 shares of PORT II common stock held by unrelated parties for a price of $14.66 per share and a total consideration of $1.1 million. As a result, the Company determined that it became the primary beneficiary of PORT II, which resulted in the consolidation of PORT II into the Company’s consolidated financial statements. On July 29, 2022, the Company consummated the transactions with the unrelated parties and owned 100% of PORT II. The Company and the aforementioned unrelated parties did not guarantee any debt in connection with the transaction.

Springmaid Beach Resort Purchase and Sale Contract

On July 14, 2022, the Company’s board of directors committed to a plan to sell the Springmaid Beach Resort to an unrelated party. On July 15, 2022, the Company, through an indirect wholly owned subsidiary, entered into an amended purchase and sale agreement, to sell the Springmaid Beach Resort for $91.0 million, before closing costs and credits. The mortgage loan secured by the property had an outstanding principal balance of $53.1 million as of July 15, 2022. The due diligence period has expired and the buyer’s deposit of $2.0 million is no longer refundable. The Company expects to close the transaction in the third quarter of 2022, but can give no assurances that the sale will be completed.

Refinancing - Lincoln Court

On July 29, 2022, the Company refinanced the Lincoln Court Mortgage Loan with a new lender for an amount up to $39.4 million, of which $35.3 million was funded at the time of closing. The loan is an interest only with an annual variable rate of 3.25% plus the floating rate (SOFR). Additionally, the loan has an initial maturity date of August 7, 2025 with an available three-year extension.

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